========================
                     SCHEDULE 14A INFORMATION
                     ========================
(Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                              of 1934)
                          (Amendment No.    )


Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[    ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[  x ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to sec.240.14a-11(c) or
          sec.240.14a-12
---------------------------------------------------------------------------

            (Name of Registrant as Specified In Its Charter)

                    Selective Insurance Group, Inc.
    ======================================================================
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
         6(i)(2) or Item 22(a)(2) of Schedule A.

[   ]    $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

      1) Title of each class of securities to which transaction applies:
         _____________________________________________________________

      2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________

      3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________

      4) Proposed maximum aggregate value of transaction:
         _____________________________________________________________

      5) Total fee paid:
         _____________________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          ___________________________________________________________

      2)  Form, Schedule or Registration Statement No.:
          ___________________________________________________________

      3)  Filing Party:
          ___________________________________________________________

      4)  Date Filed:
          ___________________________________________________________

                     SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]               40 Wantage Avenue
                      Branchville, New Jersey 07890
                            973-948-3000
                   http://www.selectiveinsurance.com

James W. Entringer
Chairman, and
Chief Executive Officer


March 31, 1999



Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 1999 Annual Meeting of Stockholders to be held on Friday, May 7, 1999, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, date, sign, and return the enclosed proxy as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.



Warmest regards,

/s/James W. Entringer
---------------------
James W. Entringer

                      SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]                 40 Wantage Avenue
                       Branchville, New Jersey 07890
                              973-948-3000
                     http://www.selectiveinsurance.com


                    ===================================
                    NOTICE OF ANNUAL MEETING TO BE HELD
                    ===================================
                              May 7, 1999
                              ===========


TO OUR STOCKHOLDERS:
--------------------

Notice is hereby given that the Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Friday, May 7, 1999, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.  To elect four directors for a term of three years each.
2. To transact such other and further business, if any, as properly may be brought before the meeting.

Only stockholders of record on the books of the Company at the close of business on March 15, 1999, shall be entitled to vote at the meeting.

If you do not expect to be present at the meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying postage-paid envelope.

The giving of the proxy will not affect your right to vote in person, should you attend the meeting.


By order of the Board of Directors,


/s/Michele C. Nieroda
---------------------
Michele C. Nieroda
Secretary



Dated: March 31, 1999

                     Selective Insurance Group, Inc.
                           40 Wantage Avenue
                      Branchville, New Jersey 07890


                            March 30, 1999


                            ===============
                            PROXY STATEMENT
                            ===============


                            ===============
                            General Matters
                            ===============


This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 7, 1999, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Corporate Investor Communications, Inc. for a fee of $4,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company.

In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 15, 1999, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 28,195,842 shares of common stock, $2.00 par value
("Common Stock"). This is the Company's only issued and outstanding class of stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about March 31, 1999, to all stockholders of record as of the record date. Under New Jersey law and the Company's Bylaws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting of Stockholders, and the presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. The affirmative votes of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to decide any other item of business which may properly be brought before the Annual Meeting. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on such other items of business that may properly be brought before the meeting.

There is no person or group known by the Company as of March 15, 1999, to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matter set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Proxies that contain no instructions to the contrary will be voted for the election as directors of the four nominees named herein.


The Annual Report to Stockholders for the fiscal year ending December 31, 1998, has been provided to all stockholders of record as of the close of business on March 15, 1999 together with this Proxy Statement.


                           =====================
                           REVOCABILITY OF PROXY
                           =====================


Any stockholder giving a proxy may revoke it by notifying the Secretary of the Company, in writing, of such revocation at any time prior to its exercise or by filing another proxy dated subsequent to the date thereof with the Secretary of the Company.


                          ========================
                          I. ELECTION OF DIRECTORS
                          ========================
                            (Item 1 on Proxy)


The Company's Restated Certificate of Incorporation, as amended (the "Certificate''), and the Bylaws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations to be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. The Certificate and Bylaws also provide for the Board of Directors to be divided into three classes, equal or nearly as equal as possible, so that all directors serve staggered three-year terms.

The Board has nominated William A. Dolan, II, William C. Gray, D.V.M., and Joan M. Lamm-Tennant, Ph.D. for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2002. All such persons are currently directors and were previously elected by stockholders. Paul D. Bauer, who is also nominated for election as director for a three-year term expiring at the Annual Meeting of Stockholders in 2002, was elected to the Board on November 3, 1998 and added to the class of directors whose terms expire in 1999. Frederick H. Jarvis will be retiring, effective the date of the annual meeting. Upon the retirement of Mr. Jarvis, the Board presently intends to reduce the size of the Board to thirteen directors, thereby eliminating the vacancy created by such retirement.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                 ==========
                                  NOMINEES
                                 ==========


The following information is set forth with respect to the four nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2002.


Names                      Positions and Offices
of                         in Company and
Directors                  Business Experience
============================================================================
Paul D. Bauer              Retired; Formerly Executive Vice President and
 Age: 55                   Chief Financial Officer of Tops Markets, Inc.;
 Director since: 1998      Director, Sun Television and Appliances, Inc.
 Term to expire: 2002
----------------------------------------------------------------------------
William A. Dolan, II       Attorney, Of Counsel to Michael C. Gaus, Esq.
 Age: 67                   since 1998; Attorney, Kelly, Gaus & Holub law
 Director since: 1988      firm since 1994; Partner, Kelly, Gaus, Holub &
 Term to expire: 2002      Dolan, 1994; Of Counsel, Kelly, Gaus & Holub,
                           1994 to 1998; Director since 1982 and Chairman
                           of the Board, 1988 to 1996, High Point Financial
                           Corporation.
----------------------------------------------------------------------------
Wiliam C. Gray, D.V.M.     Retired; Veterinarian and President, Newton
 Age: 69                   Veterinary Hospital, 1960 to 1997; Director,
 Director since: 1992      Newton Financial Corp. and Newton Trust Company.
 Term to expire: 2002
----------------------------------------------------------------------------
Joan M. Lamm-Tennant,Ph.D. Vice President, General Reinsurance/New England
 Age: 46                   Asset Management since 1996; Professor of
 Director since: 1993      Finance, Villanova University since 1988.
 Term to expire: 2002
----------------------------------------------------------------------------



                             ====================
                             CONTINUING DIRECTORS
                             ====================


The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.


Names                     Positions and Offices
of                        in Company and
Directors                 Business Experience
============================================================================
A. David Brown            Managing Director, Pendelton James Associates,
 Age: 56                  since 1997; Managing Vice President, Korn/Ferry
 Director since: 1996     International, executive recruiting, 1994 to 1997;
 Term to expire: 2000     served in various executive positions with
                          R.H. Macy & Co., Inc., 1968 to 1994.
---------------------------------------------------------------------------
James W. Entringer         Chairman, and Chief Executive Officer of the
 Age: 58                   Company since 1997; Chairman and President, and
 Director since: 1992      Chief Executive Officer of the Company since
 Term to expire: 2001      1993 to 1997.

----------------------------------------------------------------------------
C. Edward Herder, CPCU     President, Chester H. Herder & Son, Inc. since
 Age: 63                   1959; Chairman, Herder Tarricone Associates,
 Director since: 1978      1994 to 1996; general insurance agencies.
 Term to expire: 2001
----------------------------------------------------------------------------

Names                     Positions and Offices
of                        in Company and
Directors                 Business Experience
----------------------------------------------------------------------------
William M. Kearns, Jr.    Vice Chairman, Keefe Managers, Inc., money
  Age: 63                 management since 1998; President, W.M. Kearns
  Director since: 1975    & Co., Inc., a private investment company,
  Term to expire: 2000    Director Fundamental Management Corporation,
                          since 1994; Director, Greenfield Capital Partners,
                          since 1996; Director, Kuhlman Corporation, Malibu
                          Entertainment Worldwide, Inc., Trustee of EQ
                          Advisors Trust (Equitable Life Assurance Society
                          of the U.S.), since 1997; Director, Marine
                          Transport Corporation, Senior Advisor to Proud-
                          foot, PLC, since 1998.
----------------------------------------------------------------------------
S.Griffin McClellan III   Consultant since 1994; Formerly Chairman and
  Age 61                  Chief Executive Officer, Crestmont Savings and
  Director since: 1980    Loan Association.
  Term to expire: 2000
----------------------------------------------------------------------------
Gregory E. Murphy          President and Chief Operating Officer of the
 Age: 43                   Company since 1997; Senior Vice President and
 Director since: 1997      Chief Financial Officer of the Company, 1995 to
 Term to expire: 2001      1997; Senior Vice President, Finance, of the
                           Company, 1994 to 1995.
----------------------------------------------------------------------------
William M. Rue,CPCU        President, Chas. E. Rue & Son, Inc. T/A Rue
 Age: 51                   Insurance since 1987; Director, First
 Director since: 1977      Constitution Bank.
 Term to expire: 2001
----------------------------------------------------------------------------
Thomas D. Sayles, Jr.      Retired; Director, Pillar Funds (Summit Bank
 Age: 67                   Corp., Mutual funds); Chairman, The Summit
 Director since: 1988      Bancorporation, 1994 to 1996; Chairman and Chief
 Term to expire: 2001      Executive Officer, The Summit Bancorporation,
                           1974 to 1994.
----------------------------------------------------------------------------
J. Brian Thebault          Chairman and Chief Executive Officer, L.P.
 Age: 47                   Thebault Company, graphic communications,since
 Director since: 1996      1998; President and Chief Executive Officer,
 Term to expire: 2000      L.P. Thebault Company, 1985 to 1998.
-----------------------------------------------------------------------------

                     =================================
                     EXECUTIVE OFFICERS OF THE COMPANY
                     =================================


As of March 15, 1999, the executive officers of the Company were:


James E. Entringer     age 58     Chairman and Chief Executive Officer. *

Gregory E. Murphy      age 43     President and Chief Operating Officer. *

James W. Coleman, Jr.  age 40     Senior Vice President, Strategic Business
                                  Units, since May 1996; Vice President,
                                  Personal Lines Strategic Business Unit,
                                  May 1994 to May 1996.

Thornton R. Land       age 58     Executive Vice President, Administration,
                                  and General Counsel, since May 1993.

David B. Merclean      age 48     Senior Vice President and Chief Fincial
                                  Officer, since August 1997; Senior Vice
                                  President and Treasurer, Sun Alliance USA,
                                  Inc., 1995 to 1997; Formerly Partner,
                                  KPMG LLP, (formerly KPMG Peat Marwick
                                  LLP).

Jamie Ochiltree, III   age 46     Executive Vice President, Branch and Field
                                  Operations, since 1997; Senior Vice
                                  President, Branch and Field Operations,
                                  1994 to 996.

Robert P. Rank         age 57     Senior Vice President, Investments, since
                                  December 1993.

Donald E. Williams     age 54     Senior Vice President and Chief
                                  Information Officer, since June 1997;
                                  Senior Vice President, Information
                                  Systems, 1992 to 1997.

All terms of office are for a one-year period.

*See additional information about Mr. Entringer on page 3 and Mr. Murphy on page 4.

                  =========================================
                  STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
                  =========================================

The following table sets forth, as of February 16, 1999, certain information with respect to shares of Common Stock owned by (i) each director; (ii) each of the executive officers named in the Summary Compensation Table below; and
(iii) all of the Company's directors and executive officers as a group:

                           Number of Shares                   Total Shares
                           Beneficially Owned   Options       Beneficially
Name                      (excluding options)   Exercisable(1)Owned*
-----                      ------------------   -----------   -------------
Paul D. Bauer                       3,505              0          3,505
---------------------------------------------------------------------------
A. David Brown                      3,327          9,000         12,327
---------------------------------------------------------------------------
James W. Coleman, Jr.              31,578         51,800         83,378
---------------------------------------------------------------------------
William A. Dolan, II               21,773(2)      18,000         39,773
---------------------------------------------------------------------------
James W. Entringer                150,417        242,030        392,447**
---------------------------------------------------------------------------
William C. Gray, D.V.M.            31,107         21,000         52,107
---------------------------------------------------------------------------
C. Edward Herder, CPCU             65,948(3)      27,000         92,948
---------------------------------------------------------------------------
Frederick H. Jarvis                28,267         15,000         43,267
---------------------------------------------------------------------------
William M. Kearns, Jr.             56,351         27,000         83,351
---------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D          7,527         15,000         22,527
---------------------------------------------------------------------------
Thornton R. Land                   98,738        118,076        216,814
---------------------------------------------------------------------------
S. Griffin McClellan III           22,361(4)      18,000         40,361
---------------------------------------------------------------------------
Gregory E. Murphy                  78,640(5)      84,200        162,840
---------------------------------------------------------------------------
Jamie Ochiltree, III               67,474         58,376        125,850
---------------------------------------------------------------------------
William M. Rue, CPCU              235,774(6)      27,000        262,774
---------------------------------------------------------------------------
Thomas D. Sayles, Jr.              33,487         27,000         60,487
---------------------------------------------------------------------------
J. Brian Thebault                   7,335          9,000         16,335
---------------------------------------------------------------------------
All directors and executive
 officers as a group
 (20 persons)                   1,067,669        868,282      1,935,951***
---------------------------------------------------------------------------

* The amount of shares benefically owned by each of the above-named directors and officers, except Mr. Entringer, is less than 1% of the Common Stock outstanding.
** The total number of shares beneficially owned by Mr. Entringer is equal to 1.4% of the Common Stock outstanding.
*** The total number of shares of Common Stock benefically owned by the directors and executive officers as a group represents 6.7% of the Common Stock outstanding.

(1) Includes shares under options exercisable on February 16, 1999 and options which become exercisable within 60 days thereafter.
(2) Includes 2,100 shares held by wife of which Director disclaims beneficial ownership.
(3)  Includes 16,339 shares held by wife.
(4) Includes 2,000 shares held by wife of which Director disclaims beneficial ownership.
(5) Includes 2,062 shares held in custody for daughter and in custody for son.
(6)  Includes the following:
     (a) 15,864 shares held by C. Rue & Son, a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest. (See page 17 of this statement.)
     (b) 23,247 shares held in custody for son and custody for daughter.
     (c) 22,930 shares held in trust for son and trust for daughter.
     (d) 990 shares held by wife.
     (e) 36,000 shares held by Mr. Rue and First Union Bank. Mr. Rue is co-trustee with First Union for shares held on behalf of son and daughter.

                     =========================
                     COMPENSATION OF DIRECTORS
                     =========================


During 1998, nonemployee directors, consisting of all directors other than Messrs. Entringer and Murphy, received directors' fees in shares of Common Stock pursuant to the Stock Compensation Plan for Nonemployee Directors. Under this Plan, each nonemployee director receives annually Common Stock having a fair market value equal to an amount of compensation fixed annually by the Board of Directors. Shares are issued quarterly on January 1, April 1, July 1 and October 1 of each year. For 1998, such annual compensation was fixed at $35,000, and each nonemployee director who did not elect to defer his or her compensation, except for Mr. Bauer, was issued a total of 1,493 shares of Common Stock pursuant to the Plan. Mr. Bauer was elected by the Board of Directors on November 3, 1998 and during 1998, Mr. Bauer received prorated compensation of 75 shares of Common Stock pursuant to the Plan. Under the Plan, each nonemployee director may elect on or before December 20 of each year to defer the receipt of shares of Common Stock, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. Brown, Dolan, McClellan, Sayles, Thebault and Ms. Lamm-Tennant elected to defer their 1998 compensation under the Plan.

The Board of Directors terminated the Directors' Plan on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997. Such benefits were converted into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit will accrue an amount equal to the dividends on a share of Common Stock, as and when declared by the Board of Directors and paid by the Company, which amount will be deemed reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. The value of each unit will fluctuate with the value of the Company's Common Stock. Each participating director will become entitled to receive the value of his or her units in cash, either in a lump sum or in installments over 15 years, upon termination of his or her service as a director. In the event of a director's termination of service as a director following a "change in control" of the Company, (as defined in Board resolutions terminating the Directors' Plan) the director will be immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years. Any units which are unpaid at the time of the director's death shall be payable in cash to a surviving spouse or estate, as the case may be. Retired Directors or their surviving spouses who were receiving benefits under the Directors' Plan at the time of its termination will continue to receive benefits in accordance with the terms of the Directors' Plan as in effect at the time the benefits commenced.

The Company has a Stock Option Plan for Directors for nonemployee directors. Under such plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Plan is 400,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted and is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 1998, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $27.125 per share.

                ====================================
                COMMITTEES OF THE BOARD OF DIRECTORS
                ====================================


                                                             Salary &
Board Member                       Audit       Directors   Employee Benefits
------------                       -----       ---------   -----------------
Paul D. Bauer                        X
----------------------------------------------------------------------------
A. David Brown                                     X            X*
----------------------------------------------------------------------------
William A. Dolan, II                 X
----------------------------------------------------------------------------
James W. Entringer **(1)
----------------------------------------------------------------------------
William C. Gray, D.V.M.              X
----------------------------------------------------------------------------
C. Edward Herder, CPCU                             X*
----------------------------------------------------------------------------
Frederick H. Jarvis                                X
----------------------------------------------------------------------------
William M. Kearns, Jr.                                           X
----------------------------------------------------------------------------
Joan M.Lamm-Tennant, Ph.D            X*
----------------------------------------------------------------------------
S. Griffin McClellan III             X                           X
----------------------------------------------------------------------------
Gregory E. Murphy (1)
----------------------------------------------------------------------------
William M. Rue, CPCU                               X
----------------------------------------------------------------------------
Thomas D. Sayles, Jr.                              X             X
----------------------------------------------------------------------------
J. Brian Thebault                    X
----------------------------------------------------------------------------
Total meetings held in 1998          4             1             4

Total number of Board meetings
 during 1998: 4

*   Chairperson
**  Chairman of the Board

(1) Messrs. Entringer and Murphy serve on other Committees of the Board of Directors.
----------------------------------------------------------------------------
Audit: Receives and examines the Auditors' Report, meets with the auditors, and accesses the books and vouchers of the Company, as necessary. Considers the adequacy of internal controls, confers with the officers of the Company, and reports to the Board on its findings.

Directors: Seeks and reviews qualified candidates for directorships and makes recommendations to the Board as to nominees for election as directors. This committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

Salary and Employee Benefits: Evaluates the performance of certain officers of the Company and its subsidiaries and makes recommendations to the Board as to salary adjustments. Continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. Functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

                  ATTENDANCE OF BOARD MEMBERS AT MEETINGS

No Board member attended fewer than 75% of the aggregate number of meetings of the Board and of the meetings of Committees on which he or she served.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, no executive officer of the Company served on the Compensation Committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company's review of Forms 3, 4 and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 1998, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were timely filed.

           ============================================
           EXECUTIVE COMPENSATION AND OTHER INFORMATION
           ============================================
                    SUMMARY COMPENSATION TABLE
                    ==========================


The following table shows, for the fiscal years ending December 31, 1998, 1997, and 1996, the compensation, paid or accrued for those years, to the Chairman and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 1998. (See footnote 1.)


                                     Long-Term Compensation
                                     |------Awards------|

                Annual Compensation                    Securities
                                                       Under-        All
Name                                      Restricted   lying         Other
and                                       Stock        Options/      Compen-
Principal             ($)(1)    ($)(2)    Awards       SARs          sation
Position        Year  Salary     Bonus    ($)(3)       (#)           (6)($)
============================================================================
James W.        1998  536,712   180,000   397,500(4)     -            5,000
Entringer(7,8)  1997  440,337   300,000   296,000      8,600          4,750
Chairman and                                          15,000(5)
Chief Executive 1996  426,923   225,000   302,000        -            4,750
Officer
----------------------------------------------------------------------------
Gregory E.      1998  331,731   120,000   265,000        -           10,345
Murphy(7,8)     1997  222,385   200,000   185,000      3,200          9,582
President and                                         10,000(5)
Chief Operating 1996  139,552    60,000   169,875     15,000         10,204
Officer
----------------------------------------------------------------------------
Thornton R.     1998  222,087    60,000   212,000(4)      -           5,000
Land(7,8)       1997  199,688   100,000   166,500      4,000          4,750
Executive Vice                                         5,000(5)
President and   1996  193,896    60,000   169,875         -           4,750
General Counsel
----------------------------------------------------------------------------
Jamie           1998  204,323    60,000   212,000      7,500         13,313
Ochiltree,III   1997  176,154   100,000   185,000      3,200         13,782
(7,8)                                                  7,500(5)
Executive Vice  1996  157,319    60,000   169,875     15,000         15,669
President
----------------------------------------------------------------------------
James W.        1998  172,062    60,000   212,000      7,500          5,682
Coleman, Jr.    1997  147,019   100,000   185,000      2,800          3,866
(7,8)                                                  7,500(5)
Senior Vice     1996  124,015    60,000    37,750     15,000             -
President
----------------------------------------------------------------------------

           =======================================
           FOOTNOTES TO SUMMARY COMPENSATION TABLE
           =======================================


1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

2. Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1996, 1997, and 1998 indicate the amounts awarded to the named executive officers as Annual Cash Incentive Payments. See the "Report of the Company's Salary and Employee Benefits Committee" set forth in this Proxy Statement.

3. The aggregate value of restricted stock awards at the end of 1998 was $644,000 for Mr. Entringer, $583,625 for Mr. Murphy, $362,250 for Mr. Land, $543,375 for Mr. Ochiltree and $402,500 for Mr. Coleman, excluding Phantom Stock awards granted to Mr. Entringer and Mr. Land. See footnote 4 below. At the end of 1998, the aggregate number of restricted shares held by Mr. Entringer was 32,000; by Mr. Murphy, 29,000; by Mr. Land 18,000; by Mr. Ochiltree 27,000 and by Mr. Coleman, 20,000. The restricted stock awards were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. Pursuant to an award Mr. Entringer received outside of the plan on November 1, 1995, 6,932 shares vested to Mr. Entringer on each of November 1, 1995, November 1, 1996, November 1, 1997 and November 1, 1998. This grant is now fully vested. Mr. Entringer has received dividends on all shares from this grant since November 1, 1995. On December 16, 1998, restricted stock awards granted to Messrs. Entringer, Land, Murphy, and Ochiltree on January 27, 1995 became fully vested. See the "Report of the Salary and Employee Benefits Committee" in this statement. The value of the restricted stock awards shown in this footnote is based on the closing market price per share of Common Stock on December 31, 1998 of $20.125.

4. During 1998, Messrs. Entringer and Land were granted Phantom Stock units in lieu of grants of Restricted Stock. On February 4, 1998, Mr. Entringer was granted 15,000 units of Phantom Stock and Mr. Land was granted 8,000 units of Phantom Stock. The Phantom Stock Units are valued with reference to the fair value of Selective Common Stock and will accrue amounts equivalent to dividends which will also be converted into Phantom Stock Units based on the fair market value of Selective Common Stock on the applicable dividend reinvestment dates. The accumulated value of the Phantom Stock Units will be paid to each of the officers in cash upon retirement, based on the value of Selective's Common Stock on the last day of the officer's employment. The value of Phantom Stock Units set forth in the table on page 9 is based on the closing market price per share of Common Stock on February 4, 1998, of $26.50.

5. This option was granted as a qualified option under Stock Option Plan II on December 2, 1997. The grant became fully vested on December 16, 1998. In addition, the qualified option was amended so that a portion of the option is now a non-qualified option. See the "Report of the Salary and Employee Benefits Committee" set forth in this Proxy Statement.

6. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above are $5,000 for Messrs. Entringer, Murphy, Land, Ochiltree and Coleman. In addition, for Messrs. Murphy, Ochiltree, and Coleman the amounts for 1998 in the "All Other Compensation" column also include $5,345, $8,313 and $682, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions" set forth in this Proxy Statement.

7. Under an employment agreement with SICA effective September 1, 1996, amended May 1, 1998, and in effect until September 1, 1999,
   Mr. Entringer receives an annual base salary of not less than $430,000 through September 1, 1999. Under an employment agreement with SICA effective August 1, 1995, amended May 1, 1998 and in effect through August 1, 2001, Mr. Murphy receives an annual base salary of not less than $325,000 through August 1, 2001. Under an employment agreement with SICA effective September 1, 1996 through September 1, 1999, Mr. Land receives an annual base salary of not less than $195,000 through September 1, 1999. Under an employment agreement with SICA dated October 31, 1995, amended October 31, 1998 and in effect through October 31, 2001, Mr. Ochiltree receives an annual base salary of not less than $197,600 through October 31, 2001. Under an employment agreement with SICA dated May 2, 1997 through May 2, 2000, Mr. Coleman receives an annual base salary of not less than $135,000 through May 2, 2000.

8. Messrs. Entringer, Land, Murphy, Ochiltree and Coleman have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreements for Messrs. Entringer and Land are automatically renewable for successive one-year terms each September unless prior written notice of nonrenewal is given; the agreement for Mr. Murphy is automatically renewable for successive one-year terms each August unless prior written notice of nonrenewal is given; the agreement for Mr. Ochiltree is automatically renewable for successive one-year terms each October unless prior written notice of nonrenewal is given. Mr. Coleman's agreement is effective May 2,1997 through May 2, 2000 and is automatically renewable for successive one-year terms each May 2 unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than
   (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such "excess parachute payments" multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

           ==========================================
           STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
           ===========================================

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.


           =====================================
           OPTION/SAR GRANTS IN LAST FISCAL YEAR
           =====================================


        |----------Individual  Grants------------|    Grant Date Value
                           % of
             Number of     Total
             Securities    Options/
             Underlying    SARs
             Options/      Granted to  Exercise
             SARs          Employees   or Base   Expira-    Grant Date
             Granted(1)    in Fiscal   Price     tion       Present
Name         (#)           Year        ($/Sh)    Date       Value($)(2)
============================================================================
James W.
Entringer          -           -            -           -         -

Gregory E.
Murphy             -           -            -           -         -

Thornton R.
Land               -           -            -           -         -

Jamie
Ochiltree,III  7,500        3.61        18.75    11/03/08    42,750

James W.
Coleman Jr.    7,500        3.61        18.75    11/03/08    42,750
----------------------------------------------------------------------------

1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If an SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of an SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 1998 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and issue date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the two grants:

     Exercise Price              $18.75
     --------------              -------
     Risk Free Interest Rate      4.6%
     Expected Life of Option      9 Years
     Dividend Yield               2.4%
     Expected Volatility          23%

3. The options set forth in the table above were granted on November 3, 1998 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

           =====================================
           OPTION AND SAR EXERCISES AND HOLDINGS
           =====================================


The following table sets forth information with respect to the Chairman and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:


      ===================================================
      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
           AND FISCAL YEAR-END OPTION/SAR VALUES
      ===================================================


                                                           Value of
                                   Number of               Unexercised
                                   Securities Underlying   In-the-Money
                                   Unexercised             Options/SARs
                                   Options/SARs at         at Fiscal
            Shares                 Fiscal Year-End(#)(1);  Year-End($)(2);
            Acquired               **********************  **************
            on           Value      Exercisable/            Exercisable/
Name        Exercise(#) realized($) Unexercisable           Unexercisable
============================================================================
James W.       -           -         242,030/               $1,065,761/
Entringer                                  0                         0

Gregory E.   3,800      $67,688       72,200/                  315,588/
Murphy                                     0                         0

Thornton R. 15,924     $142,375      118,076/                  724,833/
Land                                       0                         0

Jamie        7,824     $113,717       58,376/                  157,356/
Ochiltree,III                              0                         0

James W.       -            -         51,800/                  156,413/
Coleman                                    0                         0
----------------------------------------------------------------------------



1. The number of securities underlying unexercised options at the end of 1998 included options with tandem SARs granted under the Company's former stock option plan for employees which expired November 5, 1992. This plan had 1,200,000 shares reserved for issuance and was substantially similar to the Company's Stock Option Plan II.

2. The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 1998 of $20.125, less the option exercise price per share.

                          =============
                          PENSION PLANS
                          =============


The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 1998 the Chairman and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Entringer, 5 years; Mr. Murphy, 17 years; Mr. Land, 12 years; Mr. Ochiltree, 3 years; and Mr. Coleman, 15 years.


                       ====================
                       PENSION PLAN TABLE(1)
                       ====================


============================================================================
                             Years of Service
          ----------------------------------------------------------
Remuneration       5         15        20        25        30        35
============================================================================
125,000         12,500     37,500    50,000    62,500    75,000    87,500
150,000         15,000     45,000    60,000    75,000    90,000   105,000
175,000         17,500     52,500    70,000    87,500   105,000   122,500
200,000         20,000     60,000    80,000   100,000   120,000   140,000
225,000         22,500     67,500    90,000   112,500   135,000   157,500
250,000         25,000     75,000   100,000   125,000   150,000   175,000
300,000         30,000     90,000   120,000   150,000   180,000   210,000
400,000         40,000    120,000   160,000   200,000   240,000   280,000
450,000         45,000    135,000   180,000   225,000   270,000   315,000
500,000         50,000    150,000   200,000   250,000   300,000   350,000
-------------------------------------------------------------------------


1. The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.



           ============================================
           REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
             SALARY AND EMPLOYEE BENEFITS COMMITTEE
           ============================================


The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Kearns, McClellan and Satles, all of whom are nonemployee directors,within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components.
The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 16 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the President and Chairman; and
(iii) such officer's ability to develop personnel within the areas of his responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets approximately four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the President and Chairman (and with respect to the Chairman between the Chairman and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. In 1998, corporate goals included improving the combined ratio and increasing diversification of geographic premium distribution. If individual and corporate goals are achieved for the year, the executive officer may earn the percentage of salary specified in the Annual Cash Incentive Plan for such officer's position as an annual incentive.

In February 1999, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chairman as to the achievement of the individual performance-related goals and the Company's performance for 1998 using the criteria described above. Based upon such criteria and the Annual Cash Incentive Plan percentage guidelines, the Committee determined the annual cash incentives to be awarded to the Company's executive officers for the year ended December 31, 1998.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the President and the Chairman. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility; i.e., more options are given to employees and executives in positions of greater responsibility, and the
date of the last option grant to such person.   In recent years, the Company
has generally granted options on an annual basis, but options will not necessarily be granted annually to each executive officer. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to or in substitution for options or stock appreciation rights. Some grants are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. In 1998, grants of restricted stock under the Plan were made to all executive officers, except Messrs. Entringer and Land. All restricted stock grants to executive officers are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

On February 4, 1998, the Committee granted Mr. Entringer, as deferred compensation and in lieu of awarding restricted stock, 15,000 phantom stock units which entitle Mr. Entringer, upon retirement, to receive from the Company an amount in cash with respect to each unit equivalent in value to 15,000 shares of Selective stock and any dividends declared with regard to that stock during the period before his retirement.

In December 1998, the Committee changed the vesting schedule of restricted stock awards made in January 1995, to certain executive officers and changed the vesting schedule of outstanding stock options granted in December of 1994 and 1997 to certain executive officers of the Company, including Mr. Entringer, to fully vest, as of December 16, 1998, the unvested portion of such restricted stock awards and such stock options. The restricted stock awards and the 1997 stock options were originally scheduled to vest over a four-year period after the date of grant or earlier in the event of a change in control of the Company, while the 1994 stock options were originally scheduled to vest over a five-year period after the date of grant or earlier in the event of a change in control of the Company. The Committee took the action in order to encourage additional stock ownership by the executive officers and to prevent the value associated with the vesting of such stock options from being included in any parachute payments in the event of a future change in control of the Company to those executive officers who have termination agreements with the Company.

Also in December 1998, the Committee authorized the amendment of existing termination agreements with certain executive officers of the Company, including Mr. Entringer, to provide that in the event of the termination of any such officer after a change of control of the Company, such person would be entitled to receive the greater, on an after-tax basis, of (i) the benefits provided by the termination agreement prior to the amendment, which are limited to an aggregate amount which would not result in an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or the imposition of a 20% excise tax on such "excess parachute payment," or (ii) the amount of such benefits without such limitation plus an amount equal to 20% of any "excess parachute payment." The Committee believes that this action was necessary to help assure that benefits under the termination agreements remain competitive in order to promote the continuity of management in the event of a future change of control of the Company and to more fairly recognize in the calculation of benefits under the termination agreements the increases in the levels of compensation of certain executive officers in recent years as a result of promotions or increases in their responsibilities.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's basis for determining the compensation of Mr. Entringer have been substantially the same as those referred to above with respect to the Company's executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Entringer's base salary and incentive compensation for 1998 were affected by his performance and the Company's performance, as compared to the peer group as described below. Mr. Entringer is eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

In determining Mr. Entringer's award under the Annual Cash Incentive Plan for 1998, the Committee considered the extent to which Mr. Entringer had met certain predetermined financial and operational goals, and how well he had implemented initiatives scheduled for 1998, including increased earnings and positioning the Company for future growth. The Committee also considered the market value of the Company's Common Stock. In considering the Annual Cash Incentive award and the deferred compensation grant, the Committee also reviewed the Company's combined ratio, expense reduction, and capital strategies and Mr. Entringer's achievements in productivity, premium diversification of both a geographic and class of business basis, employee development, corporate restructuring and technological development, in addition to those factors used in determining the awards of the other executive officers.

No Compensation Committee interlocks or insider participation in compensa-tion decisions occurred during the fiscal year ended December 31, 1998.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: A. David Brown (Chairman), William M. Kearns, Jr., S. Griffin McClellan III and Thomas D. Sayles, Jr.

           ================================================
           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
           ================================================


The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).


                =============================
                (CORPORATE PERFORMANCE GRAPH)
                =============================


============================================================================
                             |-------------------As of---------------------|
         INDEX                12/31   12/30   12/29   12/31   12/31   12/31
      DESCRIPTION              1993    1994    1995    1996    1997    1998
----------------------------------------------------------------------------
Selective Insurance Group,     100.0    86.3   125.7   139.1   202.3   154.5
Inc.

Nasdaq Stock Market (US        100.0    97.8   138.3   170.0   208.6   293.2
Companies)

NASDAQ Stocks (SIC 6330-       100.0    96.3   135.0   146.3   222.3   189.5
6339 US + Foreign Fire,
Marine, and Casualty
Insurance Peer Group(1))
----------------------------------------------------------------------------


1. The members of the Peer Group include Fire, Marine and Casualty insurers that are traded on the Nasdaq Stock Market and have the same Standard Industry Classification (SIC) number as the Company. The Peer Group members are as follows: 21st Century Holding Co.; Allied Group, Inc.; American Bankers Insurance Group, Inc.; American Indemnity Financial Corporation; Argonaut Group, Inc.; Baldwin & Lyons, Inc.; Bancinsurance Corporation; Berkley, W.R. Corporation; Cincinnati Financial Corporation; Citizens Security Group, Inc.; Condor Services, Inc.; Donegal Group, Inc.; Exstar Financial Corporation; Financial Institutions Insurance Group, Ltd.; Foremost Corporation America; Gryphon Holdings, Inc.; HCC Insurance Holdings, Inc.; Harleysville Group Inc.; Home State Holdings, Inc.; Intercargo Corporation; Kaye Group, Inc.; MAIC Holdings, Inc.; Markel Corp.; Mercury General Corporation; Meridian Insurance Group, Inc.; Midland Financial Group, Inc.; Milwaukee Insurance Group Inc.; Mobile America Corporation; Motor Club of America; Mutual Assurance, Inc.; NAC Re Corporation; Navigators Group, Inc.; North East Insurance Company; Ohio Casualty Corporation; Old Guard Group, Inc.; Old Lyme Holding Corp.; Omni Insurance Group, Inc.; PXRE Corp.; PAC RIM Holding Corporation; Paula Financial; Pennsylvania Manufacturers Corporation;Phoenix Re Corporation; Piedmont Management, Inc.; PMA Capital Corporation; Professionals Group Inc.; Professionals Insurance Company Management; RTW, Inc.; Rescorp, Inc.; Risk Capital Holdings, Inc.; SAFECO Corporation; Selective Insurance Group, Inc.; State Auto Financial Corporation; Symons International Corporation; Titan Holdings, Inc.; Trenwick Group, Inc.; U.S. Capital Group, Inc.; Unico American Corporation; United Fire & Casualty Company; United States Facilities Corporation; Walshire Assurance Company.

      =========================================================
      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
      =========================================================


William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Rue Insurance, a general insurance agency, which received $1,275,609 in commissions during 1998 for insurance policies placed with the Company's subsidiaries. During 1998, the Company's insurance subsidiaries purchased insurance coverages with premiums of $826,467 through the agency. J. Brian Thebault, a director of the Company, is Chairman and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $62,942 during 1998 for services performed for the Company and its subsidiaries. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue its relationship with Rue Insurance and L.P. Thebault Company, Inc. in the current year.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of March 5, 1999 were $68,505 and $128,050 for Messrs. Murphy and Ochiltree, respectively.

On August 7, 1998, Messrs. Murphy, Ochiltree and Coleman incurred certain indebtedness to the Company in connection with the purchase of Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Ochiltree and Coleman were $162,495, $98,799, and $83,196, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of March 5, 1999 were $151,120, $91,883 and $77,372 for Messrs. Murphy, Ochiltree and Coleman, respectively.


                     ===================
                     DATE FOR SUBMISSION
                   OF STOCKHOLDER PROPOSALS
                   ========================


Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2000 Annual Meeting of Stockholders (to be held on or about May 5, 2000) must submit the same in time to be received at the Company's head-quarters at Branchville, New Jersey, on or before December 1, 1999, for determination of eligibility in accordance with law.


                   =======================
                   DISCRETIONARY AUTHORITY
                   =======================


A duly executed proxy given in connection with the Company's 2000 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before February 15, 2000, without advice in the Company's proxy statement as to the nature of such matter.


                     ====================
                     FINANCIAL STATEMENTS
                     AND OTHER INFORMATION
                     =====================


Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 1998 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President, and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.


                          ===========
                          ACCOUNTANTS
                          ===========


For many years, the Company has engaged the services of KPMG LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.